EXHIBIT 10.145
PROPERTY PER RISK EXCESS OF LOSS
REINSURANCE AGREEMENT
NO. LMPpR — 2005
EFFECTIVE JANUARY 1, 2005
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
and
The reinsurers subscribing to the respective
Interests and Liabilities Contracts attached to
and forming part of this Agreement

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE AGREEMENT NO. LMPpR — 2005

ARTICLE	CONTENTS	PAGE
	PREAMBLE	1
I	BUSINESS COVERED	1
II	EFFECTIVE DATE AND TERMINATION	2
III	TERRITORY	3
IV	LIMIT AND RETENTION	3
V	ULTIMATE NET LOSS	3
VI	LOSS IN EXCESS OF POLICY LIMITS	4
VII	EXTRA CONTRACTUAL OBLIGATIONS	5
VIII	DEFINITION OF RISK	5
IX	EXCLUSIONS	5
X	SPECIAL ACCEPTANCE	7
XI	LOSS OCCURRENCE	8
XII	REINSURANCE PREMIUM	9
XIII	REPORTS AND REMITTANCES	10
XIV	CLAIMS	10
XV	SALVAGE AND SUBROGATION	10
XVI	ACCESS TO RECORDS	11
XVII	TAXES	11
XVIII	CURRENCY	11
XIX	OFFSET	11
XX	ERRORS OR OMISSIONS	12
XXI	INSOLVENCY	12
XXII	DISPUTE RESOLUTION	12
XXIII	SPECIAL CONDITIONS	14
XXIV	RESERVES	15
XXV	SERVICE OF SUIT	17
XXVI	CONFIDENTIALITY CLAUSE	17
XXVII	AMENDMENTS	17
XXVIII	ENTIRE AGREEMENT	18

ATTACHMENTS:	EXHIBIT A — FIRST EXCESS OF LOSS
EXHIBIT B — SECOND EXCESS OF LOSS
APPENDIX A — DEFINITION OF PROFIT CENTERS
INSOLVENCY FUNDS EXCLUSION CLAUSE
POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE
TOTAL INSURED VALUE EXCLUSION CLAUSE
NUCLEAR INCIDENT EXCLUSION CLAUSE — PHYSICAL DAMAGE — REINSURANCE — U.S.A.
NUCLEAR INCIDENT EXCLUSION CLAUSE — PHYSICAL DAMAGE — REINSURANCE — CANADA
NUCLEAR INCIDENT EXCLUSION CLAUSE — REINSURANCE — NO. 4
TERRORISM EXCLUSION CLAUSE REINSURANCE (PROPERTY)

PROPERTY PER RISK EXCESS OF LOSS
REINSURANCE AGREEMENT
NO. LMPpR — 2005
(hereinafter referred to as the “Agreement”)
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Company”)
and
The reinsurers subscribing to the respective Interests and Liabilities Contracts attached to and forming part of this Agreement
(hereinafter referred to as the “Reinsurer”)
ARTICLE 1 — BUSINESS COVERED
A.	The Reinsurer shall indemnify the Company on an excess of loss basis in respect of the Company’s Ultimate Net Loss paid or to be paid by the Company as a result of losses occurring during the term of this Agreement, for Policies in force as of January 1, 2005 and new and renewal Policies becoming effective on or after said date, for the Profit Centers’ Annual Statement Lines of Business, subject to the terms and conditions contained herein.
B.	This Agreement is solely between the Company and the Reinsurer, and nothing contained in this Agreement shall create any obligations or establish any rights against the Reinsurer in favor of any person or entity not a party hereto.
C.	The term “Policies” shall mean each of the Company’s or Profit Center’s binders, policies and contracts of insurance on the business covered hereunder
D.	“Annual Statement Lines of Business” shall mean business written by the Company or ceded to the Company by:

American Ambassador Casualty Company, Itasca, Illinois
America First Insurance Company, Keene, New Hampshire
America First Lloyd’s Insurance Company, Dallas, Texas
Colorado Casualty Insurance Company, Englewood, Colorado
Consolidated Insurance Company, Indianapolis, Indiana
Excelsior Insurance Company, Keene, New Hampshire
Globe American Casualty Company, Loveland, Ohio
Golden Eagle Insurance Corporation, San Diego, California
Hawkeye-Security Insurance Company, Pewaukee, Wisconsin
Indiana Insurance Company, Indianapolis, Indiana
Merchants and Business Men’s Mutual Insurance Company, Harrisburg, Pennsylvania
Mid-American Fire and Casualty Company, Loveland, Ohio
Montgomery Mutual Insurance Company, Sandy Spring, Maryland
National Insurance Association, Indianapolis, Indiana
Peerless Indemnity Insurance Company, Lisle, Illinois
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The Midwestern Indemnity Company, Loveland, Ohio
The Netherlands Insurance Company, Keene, New Hampshire (known as the Peerless Insurance Company pool),
Liberty Mutual Insurance Company, Boston, Massachusetts (on behalf of The First Liberty Insurance Corporation, LM Insurance Corporation, both of West Des Moines, Iowa, Liberty Insurance Corporation, South Burlington, Vermont, Liberty Mutual Fire Insurance Company, Boston, Massachusetts, for business classified as Business Solutions Group only)
Liberty County Mutual Insurance Company, Irving, Texas, for business classified as RAM only
OneBeacon Insurance Company, Boston, Massachusetts, for policies subject to the rewritten Indemnity Reinsurance Agreement by and between Peerless Insurance Company and OneBeacon Insurance Company,
hereinafter individually referred to as “Profit Center” or collectively referred to as the “Profit Centers”, as defined in Appendix A — Definition of Profit Centers, except as excluded under Article IX — Exclusions of this Agreement.
The Annual Statement Lines of Business shall mean the following lines of business written by the Company or ceded to the Company by the Profit Centers:

NAIC
CODE:	LINES OF BUSINESS:

01	Fire
02	Allied Lines
03	Farmowners (Section I only)
04	Homeowners (Section I only)
05	Commercial Multiple Peril (Section I only)
06	Mobile Homeowners (Section I only)
09	Inland Marine
12	Earthquake (except Commercial Property Business written by Golden Eagle Insurance Corporation)
21	Auto Physical Damage (not to include Collision coverage)
25	Plate Glass
26	Burglary and Theft
ARTICLE II — EFFECTIVE DATE AND TERMINATION
A.	This Agreement shall become effective with respect to losses occurring on and after 12:01 a.m., Local Standard Time, January 1, 2005, and shall remain in full force until terminated. Subject to Article XXIII — Special Conditions below, this Agreement may be terminated at the close of any calendar year by either party giving to the other 90 days prior written notice by certified mail of its intention to do so.
B.	During the running of such notice as stipulated in Paragraph A. above, the Reinsurer shall participate in business coming within the terms of this Agreement until the date of termination of this Agreement.
C. Upon termination of this Agreement, the Reinsurer shall be liable for the losses occurring
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prior to the date of termination; however, the Reinsurer shall have no liability for losses occurring subsequent to the termination of this Agreement.

D.	If this Agreement shall expire or terminate while a loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Agreement, the Reinsurer shall indemnify the Company as if the entire loss had occurred during the time this Agreement is in force provided the loss covered hereunder started before the date of termination.
ARTICLE III — TERRITORY
This Agreement applies to risks located in the United States of America, its territories and possessions, and Canada, except that with respect to Inland Marine and Multiple Peril Policies covered hereunder, the territorial limits of this Agreement shall be those of the original Policies when such Policies are written to cover risks primarily located in the United States of America, its territories and possessions, and Canada.
ARTICLE IV — LIMIT AND RETENTION
A.	The limits and retentions provided under this Agreement are as set forth in Exhibits A and B attached hereto and made a part of this Agreement.
B.	The various Profit Centers’ retention and the Reinsurer’s limit of liability for each Risk, each Loss Occurrence, set forth in Section I of Exhibits A and B attached hereto and made part of this Agreement, shall apply irrespective of the number of Policies affected or number of hazards in one policy and regardless of the number of Lines of Business involved.
C.	In the event both a Property and Casualty loss are involved in the same Loss Occurrence, it is understood that each Profit Center shall retain for its own account only the first (the highest respective retention stated in Section 1 of each Exhibit) of the combined Property and Casualty Ultimate Net Loss, provided only one Property risk may be combined in the same Loss Occurrence. Such loss and the Profit Centers’ retention thereon shall be apportioned to each Property and Casualty loss in the same proportion that each Profit Center’s Ultimate Net Loss for each such Property and Casualty loss bears to the Profit Center’s combined Ultimate Net Loss from both losses. The Reinsurer shall reimburse the Profit Center for the difference between the Profit Center’s first (respective retention as stated in Section 1 of each Exhibit) of Ultimate Net Loss under each Property and Casualty loss and the Profit Center’s pro rated retention on each Property and Casualty loss.
D.	Reinsurance of the Profit Centers’ retention, set forth in each Exhibit, shall not be deducted in arriving at the Profit Centers’ Ultimate Net Loss herein.
ARTICLE V — ULTIMATE NET LOSS
A.	The term “Ultimate Net Loss” shall mean the actual sum paid by the Company in settlement of losses or liability after making deductions for all recoveries, including subrogation, salvages, and claims upon other reinsurances, whether collectible or not, which inure to the benefit of the Reinsurer under this Agreement, and shall include Loss Adjustment Expenses incurred by the Company; provided, however, that in the event of the insolvency of the Company, Ultimate Net Loss shall mean the amount of loss and Loss Adjustment Expenses
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for which the Company is liable, and payment by the Reinsurer shall be made to the liquidator, receiver, conservator or statutory successor of the Company in accordance with the provisions of Article XXI — Insolvency of this Agreement.

B.	The term “Ultimate Net Loss” shall include 90% of Loss In Excess of Policy Limits and Extra Contractual Obligations, as defined herein, but only as respects business covered under this Agreement.

C.	The term “Loss Adjustment Expenses” shall mean all expenses incurred by the Company in connection with the investigation, settlement, defense or litigation of any claim or loss covered by the Policies reinsured under this Agreement, and shall include Declaratory Judgment Expenses. However, the term “Loss Adjustment Expenses” shall not include the salaries and expenses of Company employees, office expenses and other overhead expenses.

D.	The term “Declaratory Judgment Expenses” shall mean all legal expenses, incurred in the representation of the Company in litigation brought to determine the Company’s defense and/or indemnification obligations, that are allocable to any specific claim or loss covered by Policies reinsured under this Agreement. In addition, the Company shall promptly notify the Reinsurer of any Declaratory Judgment Expenses subject to this Agreement.

E.	All recoveries, salvages or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments to the loss settlement shall be made by the parties hereto.

F.	Nothing in this Article shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of the Company has been ascertained.
ARTICLE VI — LOSS IN EXCESS OF POLICY LIMITS
A.	As respects incidental third party liability coverages allowed under Article I — Business Covered, “Loss in Excess of Policy Limits” is defined as loss in excess of the limit of the original Policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
B.	However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
C.	For the purposes of this Article, the word “loss” shall mean any amounts which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.
D.	With respect to coverage provided under this Article, recoveries from any insurance or reinsurance other than this Agreement shall be deducted to arrive at the amount of the Company’s Ultimate Net Loss.
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ARTICLE VII — EXTRA CONTRACTUAL OBLIGATIONS
A.	“Extra Contractual Obligations” are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
B.	The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.
C.	However, coverage hereunder as respects Extra Contractual Obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
D.	Recoveries, collectibles or retention from any other form of insurance or reinsurance including deductibles or self-insured retention which protect the Company against Extra Contractual Obligations shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligations for purposes of determining the loss hereunder.
E.	If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.
ARTICLE VIII — DEFINITION OF RISK
The Company warrants or it shall be so deemed that the definition of Risk shall be determined as defined per each Profit Center’s underwriting guidelines which are on file with the Reinsurer.
ARTICLE IX — EXCLUSIONS
THIS AGREEMENT DOES NOT COVER:
A.	THE FOLLOWING GENERAL CATEGORIES
1.	Policies issued with a deductible of $250,000 or more, provided this exclusion shall not apply to Policies which customarily provide a percentage deductible on the perils of earthquake or windstorm.

2.	Reinsurance assumed, except Profit Centers’ Annual Statement Lines of Business ceded to the Company, pro rata local agency reinsurance on specific risks, intercompany reinsurance and reinsurance agreements with One Beacon Insurance Company.
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3.	Ex-gratia Payments.

4.	Loss or damage occasioned by war, invasion, revolution, bombardment, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law, or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form of Policy containing a standard war exclusion clause.

5.	Insolvency Funds as per the attached Insolvency Funds Exclusion Clause, which is made part of this Agreement.

6.	Pool, Syndicate and Association business as per the attached Pools, Associations and Syndicates Exclusion Clause, which is made part of this Agreement.

7.	Risks where the Total Insured Value, per risk, exceeds the figure specified as per the attached Total Insured Value Exclusion Clause, which is made part of this Agreement.
B.	THE FOLLOWING CLASSES OF BUSINESS AND TYPES OF RISKS
1.	Mortgage Impairment.

2.	Growing and/or standing crops.

3.	Mortality and Health covering birds, animals or fish.

4.	All onshore and offshore gas and oil drilling rigs.

5.	Petrochemical operations engaged in the production, refining or upgrading of petroleum or petroleum derivatives or natural gas.

6.	Satellites.

7.	All railroad business.

8.	Space and Space related risks.

9.	As respects Inland Marine business:
a.	Registered Mail and Armored Car Policies.

b.	Rolling Stock.

c.	Commercial Negative Film Insurance.

d.	Mining Equipment while underground.

e.	Cargo transported by lake and inland waterway watercraft.

f.	Furrier’s Customers Policies written for a limit greater than $2,000,000.
10.	Overhead and underground transmission and distribution lines other than those within 1000 feet of an insured’s premises; it is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion provided that these are not part of a transmitter’s or distributor’s Policy.
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11.	Entertainment business defined as Feature Film and Major Motion Picture studios, Commercial Negative Film Coverage, Cast Coverage, Completion Bond Coverage, and Television Productions.

12.	Credit and Surety liability

13.	Ocean Marine except pleasure craft

14.	Bridges, dams and tunnels over 50 feet
C.	THE FOLLOWING PERILS
1.	Pollution and Seepage as per the Company’s original Policies and endorsements.

2.	Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:
a.	Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance — U.S.A.

b.	Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance — Canada.

c.	Nuclear Incident Exclusion Clause — Reinsurance — No. 4.
3.	Terrorism as per the attached Terrorism Exclusion Clause — Reinsurance (Property), which is made part of this Agreement.

4.	Loss, damage or expense of whatsoever nature caused directly or indirectly by any of the following, regardless of any other cause or event contributing concurrently or in any other sequence to the loss:
a.	Nuclear reaction or radiation, or radioactive contamination, however caused.

b.	However, if nuclear reaction or radiation, or radioactive contamination results in fire it is specifically agreed herewith that this Agreement will pay for such fire loss or damage subject to all of the terms, conditions and limitations of this Agreement.

c.	This exclusion shall not apply to loss, damage or expense originating from and occurring at risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.
D.	The exclusions set forth above in A or B shall not apply if the exposure is incidental to the regular operations of the insured covered thereunder.
ARTICLE X — SPECIAL ACCEPTANCE
A.	Risks which are beyond the terms, conditions or limitations of this Agreement may be submitted to each Subscribing Reinsurer identified on the attached Interests and Liabilities Agreement for special acceptance hereunder. Upon receipt of approval from all Subscribing Reinsurers, such acceptance shall bind each Subscribing Reinsurer for its respective share in the interests and liabilities of said risk. A Subscribing Reinsurers’ failure to respond within 2 full business days shall be deemed approval of a risk submitted for special acceptance.
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B.	When a risk is specially accepted, such risk shall be covered under the terms and conditions of this Agreement, except as such terms shall be modified by such acceptance. Premiums and losses derived from any special acceptance shall be included with other data for rating purposes of this Agreement. Once a risk has been accepted under the provisions of this Article, it will automatically be included at renewal unless there have been material changes to the risk, in which case the risk will be resubmitted.
ARTICLE XI — LOSS OCCURRENCE
A.	The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one Loss Occurrence shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:
1.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company, occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.	As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s Loss Occurrence.

4.	As regards freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company’s Loss Occurrence.
B.	Except for those Loss Occurrences referred to in 1. and 2. above, the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event.
C.	However, as respects those Loss Occurrences referred to in 1. and 2. above, if the disaster, accident or toss occasioned by the event is of greater duration than 72 consecutive hours,
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then the Company may divide that disaster, accident or loss into two or more Loss Occurrences, provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D.	No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any Loss Occurrence claimed under the 168 hours provision.
ARTICLE XII — REINSURANCE PREMIUM
The rates set forth in Section 3 of the attached Exhibits A and B shall be applied to the various Profit Centers’ Subject Earned Premium for all classes of Business Covered hereunder, as stated in Paragraph D. of Article I — Business Covered.
A.	The term “Subject Earned Premium” as used herein is equal to the sum of the Net Premiums Written on the business covered hereunder during the period under consideration, plus the unearned premium reserve as respects premiums in force at the beginning of such period, less the unearned premium reserve as respects premiums in force at the end of the period, said unearned premium is to be calculated on a monthly pro rata basis.
B.	The term “Earned Premium” as used herein shall mean the gross premiums earned on business covered hereunder less returns and cancellations.
C.	The term “Net Premiums Written” shall mean gross premiums written less returns, allowances and reinsurances which inure to the benefit of the Reinsurer.
D.	The following percentages have been applied to the Company’s Earned Premium for purposes of calculating the Subject Earned Premium as set forth in Section 3 of the attached Exhibits A and B:

ASLOB	Percentage
Fire	100%
Allied Lines	100%
Homeowners	10%
Farmowners	10%
Commercial Multiple Peril (Property)	100%
Inland Marine	100%
Earthquake	100%
Auto Physical Damage (Private Passenger)	10%
Auto Physical Damage (Commercial)	35%
Burglary & Theft	100%
Plate Glass	100%
E.	The following percentages of the Company’s and/or various Profit Centers’ indivisible premium shall be allocated to the business covered under this Agreement: 65% Businessowners.
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ARTICLE XIII — REPORTS AND REMITTANCES
A.	The Company shall furnish the Reinsurer with all necessary data respecting premiums and losses for as long as one of the parties hereto has a claim against the other arising from this Agreement.

B.	Deposit premiums equal to 1/4 of the 100% of anticipated premium will be remitted on January 15, May 15, August 15 and November 15, 2005 according to the schedule below. The Company shall submit finalized accounts to the Reinsurer on February 15, 2006, summarizing the actual subject earned premium for the January 1, 2005 through December 31, 2005 coverage period. The difference between the deposit premium and the actual subject earned premium will be settled to/from the Company within 15 days of February 15, 2006. However, in no event shall the annual adjusted premium be less than the minimum premium for each layer, set forth below:

Layer	Annual Minimum	Annual Deposit	Quarterly Deposit
1. LMPpR—2005	$8,643,198	$10,803,998	$2,701,000
2. LMPpR—2005	$5,610,612	$7,013,265	$1,753,316
C.	Payment by the Reinsurer of its portion of loss and Loss Adjustment Expenses paid by the Company shall be made by the Reinsurer to the Company within 15 days after proof of payment is received by the Reinsurer.
ARTICLE XIV — CLAIMS
A.	The Company shall promptly, but in no event later than 15 days after the end of the calendar quarter, notify the Reinsurer of each claim which may involve the reinsurance provided hereunder and of all subsequent developments relating thereto, stating the amount claimed and estimate of the Company’s Ultimate Net Loss and Loss Adjustment Expenses.
B.	The Company shall have the responsibility to investigate, defend or negotiate settlements of all claims and lawsuits related to Policies written by the Company and/or the Profit Centers’ Annual Statement Lines of Business and reinsured under this Agreement. The Reinsurer, at its own expense, may associate with the Company in the defense or control of any claim, suit or other proceeding which involves or is likely to involve the reinsurance provided under this Agreement, and the Company shall cooperate in every respect in the defense of any such claim, suit or proceeding.
ARTICLE XV — SALVAGE AND SUBROGATION
A.	In the event of the payment of any indemnity by the Reinsurer under this Agreement, the Reinsurer shall be subrogated, to the extent of such payment, to all of the rights of the Company against any person or entity legally responsible for damages of the loss. The Company agrees to enforce such rights; but, in case the Company refuses or neglects to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or their policyholders or otherwise to enforce such rights.
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B.	From any amount recovered by subrogation, salvage or other means, there shall first be deducted the expenses incurred in effecting the recovery. The balance shall then be used to reimburse the excess carriers in the inverse order to that in which their respective liabilities attached, before being used to reimburse the Company for its primary loss.
ARTICLE XVI — ACCESS TO RECORDS
The Reinsurer or its duly authorized representatives shall have the right to examine, at the offices of the Company at a reasonable time, during the currency of this Agreement or anytime thereafter, all books and records of the Company relating to business which is the subject of this Agreement.
ARTICLE XVII — TAXES
A.	The Company shall be liable for all taxes on premiums paid to the Reinsurer under this Agreement, except income or profit taxes of the Reinsurer, and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay to any local, state or territorial taxing authority.
B.	The Reinsurer shall allow for the purpose of paying Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to such tax. In the event of any return premium, the Reinsurer shall deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.
ARTICLE XVIII — CURRENCY
Wherever the word “dollars” or the “$” symbol is used in this Agreement, it shall mean dollars of the United States of America, excepting in those cases where the Policy is issued by the Company in Canadian dollars, in which case it shall mean dollars of Canada. In the event the Company is involved in a loss requiring payment in United States and Canadian currency, the Company’s retention and the limit of liability of the Reinsurer shall be apportioned between the two currencies in the same proportion as the amount of net loss in each currency bears to the total amount of net loss paid by the Company. For the purposes of this Agreement, where the Company receives premiums or pays losses in currencies other than United States or Canadian currency, such premiums and losses shall be converted into United States dollars at the actual rates of exchange at which the premiums and losses are entered in the Company’s books.
ARTICLE XIX — OFFSET
Each party to this Agreement together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance or balances due the other (or, if more than one, any other). Such offset may include balances due under this Agreement (which may take into account underlying internal offsets within, between and/or among the Profit Centers listed on Appendix A) and any other agreements heretofore or hereafter entered into between the parties regardless of whether such balances arise from premiums, losses or otherwise, and regardless of capacity of any party, whether as assuming insurer and/or ceding insurer, under the various agreements involved, provided however, that in the event of insolvency of a party hereto, offsets
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shall only be allowed in accordance with the provisions of the applicable law, statute or regulation governing such offset.
ARTICLE XX — ERRORS OR OMISSIONS
Errors or omissions of an administration nature on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof; but the liability of the Reinsurer under this Agreement or any exhibits, addenda, or endorsements attached hereto shall in no event exceed the limits specified herein nor be extended to cover any risks, perils, lines of business or classes of insurance generally or specifically excluded herein.
ARTICLE XXI — INSOLVENCY
A.	In the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company as respects Policies covered hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator or statutory successor except as provided in the New Hampshire Insurance Law.
B.	The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceedings where the claim or loss is to be adjudicated, any defense which it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.
C.	In addition to the offset provisions set forth in Article XIX — Offset, any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any claims then in existence and held by the other party may be offset against it.
D.	Nothing contained in this Article is intended to change the relationship or status of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein.
ARTICLE XXII — DISPUTE RESOLUTION
Part I — Choice Of Law And Forum
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Any dispute arising under this Agreement shall be resolved in the State of New Hampshire, and the laws of the State of New Hampshire shall govern the interpretation and application of this Agreement.
Part II — Mediation
If a dispute between the Company and the Reinsurer, arising out of the provisions of this Agreement or concerning its interpretation or validity and whether arising before or after termination of this Agreement has not been settled through negotiation, both parties agree to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration. The parties shall choose a mediator within thirty (30) days of a written demand by either party for mediation under Part II of this Article. The mediator shall be a disinterested current or retired insurance or reinsurance officer knowledgeable in reinsurance matters. The parties shall have sixty (60) days from the selection of the mediator in which to mediate the dispute to resolution. In the event that mediation fails to resolve the dispute, the parties shall proceed to arbitration in accordance with Part III of this Article.
Part III — Arbitration
A.	Resolution of Disputes — As a condition precedent to any right arising hereunder, any dispute not resolved by mediation between the Company and the Reinsurer arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth.
B.	Composition of Panel — Unless the parties agree upon a single arbitrator within 15 days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Paragraph C. hereof. The mediator from Part II may not be an arbitrator or an umpire.
C.	Appointment of Arbitrators — The members of the arbitration panel shall be chosen from disinterested current or retired, insurance or reinsurance officers knowledgeable in reinsurance matters. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the “respondent”) together with its notice of intention to arbitrate. Within 30 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within 20 days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall within 7 days nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.
D.	Failure of Party to Appoint an Arbitrator — If the respondent fails to appoint an arbitrator within 30 days after receiving a notice of intention to arbitrate, the claimant’s arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant’s arbitrator, choose an umpire as provided in Paragraph C. of Part III of this Article.
E.	Involvement of Other Reinsurers — If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting the one
LMPpR — 2005
13.

party; provided, however, nothing herein shall impair the right of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

F.	If the Company is involved in a dispute under the terms of this Agreement and in one or more separate disputes with one or more other reinsurers in which common questions of law or fact are in issue, the Company or the Reinsurer, at its option, may join with such other reinsurers in a common arbitration proceeding under the terms of this Article. If the Company and such other reinsurers have commenced arbitration, the Reinsurer may at its option join such proceeding for the determination of the dispute between the Company and the Reinsurer.

G.	Submission of Dispute to Panel — Unless otherwise extended by the arbitration panel or agreed to by the parties, each party shall submit its case to the panel within 30 days after the selection of the umpire.

H.	Procedure Governing Arbitration — All proceedings before the panel shall be informal and the panel shall not be bound by the format rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business.

I.	Arbitration Award — The arbitration panel shall render its decision within 60 days after termination of the proceeding, which decision shall be in writing, stating the reasons therefore. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

J.	Cost of Arbitration — Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.
ARTICLE XXIII — SPECIAL CONDITIONS
The Company may terminate this Agreement at any time by the giving of 30 days notice in writing to the Reinsurer upon the happening of any one of the following circumstances:
A.	A State Insurance Department or other legal authority orders the Reinsurer to cease writing business; or

B.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy or other agent known by whatever name, to take possession of its assets or control of its operations; or

C.	The Reinsurer’s policyholders” surplus has been reduced by 25% of the amount of surplus at the inception of this Agreement; or

D.	The Reinsurer has become merged with, acquired or controlled by any company, corporation or individual(s) not controlling the Reinsurer’s operations at the inception of this Agreement.
LMPpR — 2005
14.

E.	The Reinsurer’s A.M. Best Rating has been assigned or downgraded below A- or Standard and Poor’s rating has been assigned or downgraded below A-.
The coverage afforded by this Agreement shall cease as of the date of termination and the Reinsurer shall return the unearned premium net of ceding commission, if any. If coverage hereunder terminates while a claim covered by this Agreement is in progress, the Reinsurer shall be liable subject to all other conditions hereof for its proportion of the entire claim, provided that the event giving rise to the claim started before such termination.
If the Company chooses to effect termination, it shall have the option to commute the Reinsurer’s liability for loss(es), whether reported or unreported, on policies covered by this Agreement as of the effective date of termination. The Company shall submit a statement of valuation of the outstanding claim or claims showing the elements considered reasonable to establish the “ultimate net loss,” and the Reinsurer shall pay the amount requested. In the event the Company and the Reinsurer cannot agree on the statement of valuation of the Reinsurer’s liability under such policies, either party may request in writing that the differences be settled by a panel of three actuaries. Each party shall appoint an actuary to assess such liability within 15 days after receipt of the written request for commutation. Upon such appointment, the two actuaries shall appoint a third actuary. If the two actuaries fail to agree on the third actuary within 30 days of their appointment, each of them shall nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. The actuaries shall then investigate and capitalize such loss(es) within 30 days. As used herein, capitalize shall mean to determine the present value of ultimate net losses, without regard to the Reinsurer’s ability to pay such losses. The panel shall meet in Boston, Massachusetts, unless the Company and Reinsurer agree otherwise.
All actuaries shall be disinterested in the outcome of the commutation and shall be Fellows of the Society of Actuaries/Fellows of the Casualty Actuarial Society. Except as stated below, the expense of the actuaries and of the commutation shall be equally divided between the parties of the commutation.
The decision in writing of the actuaries, when filed with the parties hereto, shall be final and binding, except that if the Company does not agree with the capitalized value of the loss(es), the Company shall have no obligation to commute. In the event the Company does not agree with the capitalized value of the loss(es) and does not move forward with commutation, the expense of the actuaries [including reasonable expense of the actuary appointed by the Reinsurer] will be paid by the Company. If the Agreement is commuted, payment by the Reinsurer to the Company or any other third party mutually agreed upon by the Reinsurer and the Company shall constitute a complete and final release of the Reinsurer in respect to its liability under this Agreement.
ARTICLE XXIV — RESERVES
A.	If a jurisdiction of the United States will not permit the Company, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for any Reinsurer’s share of Obligations, the Company shall forward to such Reinsurer a statement of the Reinsurer’s share of such Obligations. Upon receipt of such statement the Reinsurer shall promptly apply for, and provide the Company with, a “clean,” unconditional and irrevocable Letters of Credit, in the amount specified in the statement submitted, with terms and bank acceptable to the regulatory authority(ies) having jurisdiction over the Company.
B. “Obligations,” as used in this Article, shall mean the sum of losses paid and allocated loss
LMPpR — 2005
15.

adjustment expenses paid by the Company but not yet recovered from the Reinsurer, plus reserves for reported losses, allocated loss adjustment expenses and losses incurred but not reported.

C.	The Reinsurer hereby agrees that the Letters of Credit will provide for automatic extension of the Letters of Credit without amendment for one year from the date of expiration of said Letter or any future expiration date unless thirty (30) days prior to any expiration the issuing bank shall notify the Company by registered mail that the issuing bank elects not to consider the Letters of Credit renewed for any additional period. An issuing bank, not a “qualified bank” as defined by Regulation No. 133 promulgated by the Insurance Department of the State of New York, shall provide sixty (60) days notice to the Company prior to any expiration.

D.	Notwithstanding any other provision of this Agreement, the Company or any successor by operation of law of the Company including, without limitation, any Liquidator, rehabilitator, receiver or conservator of the Company may draw upon such credit, without diminution because of the insolvency of any party hereto, at any time and undertakes to use and apply such credit for one or more of the following purposes only:
1.	To pay the Reinsurer’s share or to reimburse the Company for the Reinsurer’s share of any obligations, as stipulated in the statement submitted by the Company to the Reinsurer, which is due to the Company and not otherwise paid by the Reinsurer.

2.	In the event the Company has received effective notice of non-renewal of the Letters of Credit and the Reinsurer’s liability remains unliquidated and undischarged thirty (30) days prior to the expiry date of the Letters of Credit and place such sums in an interest bearing trust account to secure the continuing liabilities of the Reinsurer under this Agreement until renewal Letters of Credit acceptable to the regulatory authority(ies) having jurisdiction over the Company, or a substitute in lieu thereof acceptable to the regulatory authority(ies) having jurisdiction over the Company, has been received by the Company. The Company shall provide to the Reinsurer payment of any interest thereon accruing from such account.

3.	To make refund of any sum which is in excess of the actual amount required for Sections 1, and 2, of this paragraph.
E.	At annual intervals or more frequently as determined by the Company, but never more frequently than quarterly, the Company shall prepare a specific statement, for the sole purpose of amending the Letters of Credit, of the Reinsurer’s share of any obligations. If the statement shows that the Reinsurer’s share of obligations exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letters of Credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurer’s share of obligations is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of a written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letters of Credit reducing the amount of credit available by the amount of such excess credit.
F.	The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdraws, except to assure that withdrawals are made only upon the order of properly authorized representatives of the Company. The Company shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.
LMPpR — 2005
16.

ARTICLE XXV — SERVICE OF SUIT
(This article applies to other than authorized Reinsurers and to Reinsurers who are domiciled outside the United States of America.)
This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Agreement. In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers’ rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate Court is selected, whether such court is the one originally chosen by the company and accepted by Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against any of them upon this Agreement, shall abide by the final decision of such Court or of any Appellate Court in the event of an appeal.
Service of process in such suit may be made upon Mendes & Mount, LLP, 750 Seventh Avenue, New York, NY 10019-6829.
The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.
Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefore, the Reinsurer hereby designate the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or their successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
ARTICLE XXVI — CONFIDENTIALITY CLAUSE
All terms and conditions of this Agreement and any materials provided in the course of inspection shall be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurer’s retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.
ARTICLE XXVII — AMENDMENTS
This Agreement may be amended by mutual consent of the parties expressed in an addendum; and such addendum, when executed by both parties, shall be deemed to be an integral part of this Agreement and binding on the parties hereto.
LMPpR — 2005
17.

ARTICLE XXVIII — ENTIRE AGREEMENT
This written Agreement and the underwriting information provided for its formation and mutually agreed letters of intent, clarification and/or understanding, if any, constitute the entire agreement between the parties. However, in no event shall there be any provision that provides a guarantee of profit, directly or indirectly, from the Reinsurer to the Company or from the Company to the Reinsurer.
LMPpR — 2005
18.

EXHIBIT A
FIRST EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT NO. LMPpR — 2005

EXHIBIT A — FIRST EXCESS OF LOSS

SECTION	SUBJECT	PAGE

1	LIMIT AND RETENTION	A-1

2	REINSTATEMENT	A-1

3	REINSURANCE PREMIUM	A-1

EXHIBIT A — FIRST EXCESS OF LOSS
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)

		Reinsurer’s Liability	Reinsurer’s Liability
Profit		Each Risk Any One	Each Loss
Center	Retention	Loss Occurrence	Occurrence

America First	$5,000,000	$5,000,000	$10,000,000
Colorado Casualty	$5,000,000	$5,000,000	$10,000,000
Golden Eagle	$5,000,000	$5,000,000	$10,000,000
Hawkeye-Security	$5,000,000	$5,000,000	$10,000,000
Indiana Non Schools	$5,000,000	$5,000,000	$10,000,000
Indiana Schools	$5,000,000	$5,000,000	$10,000,000
Montgomery	$5,000,000	$5,000,000	$10,000,000
Peerless	$5,000,000	$5,000,000	$10,000,000
Business Solutions Group	$5,000,000	$5,000,000	$10,000,000
SECTION 2 — REINSTATEMENT
A.	It is understood and agreed that each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences without payment of additional premium.
B.	Notwithstanding the foregoing, Reinsurer’s liability hereunder shall be limited to an aggregate of $25,000,000 each Profit Center, each Agreement Year. The term “Agreement Year” shall mean each consecutive twelve month period commencing January 1 and ending December 31.
SECTION 3 — REINSURANCE PREMIUM

Profit Centers	Rate

America First	1.300%
Colorado Casualty	0.690%
Golden Eagle	1.248%
Hawkeye-Security	1.610%
Indiana Non Schools	0.970%
Indiana Schools	5.150%
Montgomery	0.860%
Peerless	0.720%
Business Solutions Group	0.360%

A-1

EXHIBIT B
SECOND EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT NO. LMPpR — 2005

EXHIBIT B — SECOND EXCESS OF LOSS

SECTION	SUBJECT	PAGE

1	LIMIT AND RETENTION	B-1

2	REINSTATMENT	B-1

3	REINSURANCE PREMIUM	B-1

EXHIBIT B — SECOND EXCESS OF LOSS
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)

		Reinsurer’s	Reinsurer’s
		Liability Each	Liability
Profit		Risk Any One	Each Loss
Center	Retention	Loss Occurrence	Occurrence

America First	$10,000,000	$15,000,000	$30,000,000
Golden Eagle	$10,000,000	$15,000,000	$30,000,000
Hawkeye-Security	$10,000,000	$15,000,000	$30,000,000
Indiana Non Schools	$10,000,000	$15,000,000	$30,000,000
Indiana Schools	$10,000,000	$15,000,000	$30,000,000
Montgomery	$10,000,000	$15,000,000	$30,000,000
Peerless	$10,000,000	$15,000,000	$30,000,000
SECTION 2 — REINSTATEMENT
A.	Each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences hereon.
B.	The first reinstatement is provided at no additional premium.
C.	For each subsequent reinstatement, the Company agrees to pay an additional premium calculated at pro rata of the annual premium hereon, being pro rata only as to the fraction of the limit of liability of this Agreement (i.e., the fraction of 100% of $15,000,000 so reinstated) and 100% as to the term.
D.	Nevertheless, the Reinsurer’s liability hereunder shall never exceed $30,000,000 in respect of any one Loss Occurrence and shall be further limited to $45,000,000 each Agreement Year.
SECTION 3 — REINSURANCE PREMIUM

Profit Centers	Rate

America First	1.140%
Golden Eagle	0.680%
Hawkeye-Security	1.370%
Indiana Non Schools	0.620%
Indiana Schools	3.750%
Montgomery	0.470%
Peerless	0.388%

B-1

Appendix A
Definition of Profit Centers:
For purposes of Article I or any Articles, wherever the word Profit Centers is used, the Profit Centers are defined to include the following Liberty Regional Agency Market Profit Centers.

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following State
America First Insurance:	America First Insurance Co.	AK, LA, OK, TX
	America First Lloyd’s Insurance Co.	AK, LA, OK, TX
	Peerless Insurance Co.	AK, LA, OK, TX

	Liberty County Mutual Insurance Co.	For business classified as RAM only

	Business Solutions Group*	(Multi-State Business **)
	Peerless Indemnity Insurance Co.	(Multi-State Business **)
	The Netherlands Insurance Co.	(Multi-State Business **)

Colorado Casualty:	Colorado Casualty Insurance Co.	AZ, CO, NM, NV, WY, UT
	Golden Eagle Insurance Corp.	AZ, CO, NM, NV, WY, UT
	One Beacon Insurance Co. Cession to Peerless	AZ, CO, NM, NV, WY, UT

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Golden Eagle Insurance:	Golden Eagle Insurance Corp.	CA
	One Beacon Insurance Co. Cession to Peerless	CA
	Peerless Insurance Co.	CA

	Business Solutions Group*	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Hawkeye-Security Insurance:	Hawkeye-Security Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Consolidated Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Indiana Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	One Beacon Insurance Co Cession to Peerless	IA, KS, MN, MO, NE, ND, SD, WI
	Peerless Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following States
Hawkeye-Security Continued:
	The Midwestern Indemnity Co.	IA, KS, MN, MO, NE, ND, SD,WI

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Indiana Insurance:	Indiana Insurance Co.	IL, IN, KY, Ml, OH, TN
	Consolidated Insurance Co.	IL, IN, KY, Ml, OH, TN
	Mid-American Fire and Casualty Co.	IL, IN, KY, Ml, OH, TN
	One Beacon Insurance Co. Cession to Peerless	IL, IN, KY, Ml, OH, TN
	Peerless Insurance Co.	IL, IN, KY, Ml, OH, TN
	The Midwestern Indemnity Co.	IL, IN, KY, Ml, OH, TN

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Business Solutions Group:	Liberty Mutual Insurance Co.	All states other than
	Liberty Mutual Fire Insurance Co.	multi-state business in
	LM Insurance Corp.	the other Profit Centers
Liberty Insurance Corp.
The First Liberty Insurance Corp.
Liberty County Mutual Insurance Co.

Montgomery Insurance:	Montgomery Mutual Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Colorado Casualty Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Excelsior Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	One Beacon Insurance Co. Cession to Peerless	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	The Midwestern Indemnity Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following States
Peerless Insurance	Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Excelsior Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Indiana Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT

	One Beacon Insurance Co. Cessions to	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Merchants and Business Men’s Mutual Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

*	Business Solutions Group consists of; Liberty Mutual Insurance Co., Liberty Mutual Fire Insurance Co., LM Insurance Corp., Liberty Insurance Corp., The First Liberty Insurance Corp., and Liberty County Mutual Insurance Co..

**	Agent responsible for the risk resides in the profit center but the risk is located in multiple states both in and outside states assigned to the Profit Center.
SUPPLEMENT TO THE ATTACHMENTS

DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS
A.	Wherever the term “Company” or “Reinsured” or “Reassured” or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.
B.	Wherever the term “Agreement” or “Contract” or “Policy” or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Contract or Policy or whatever other term is used to designate the attached reinsurance agreement.
C.	Wherever the term “Reinsurer” or “Reinsurers” or “Underwriters” or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.
INSOLVENCY FUNDS EXCLUSION CLAUSE
This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE
Section A:
Excluding:
(1)	All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(2)	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.
Section B:
It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:
Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs, United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Global Aerospace.
Section B does not apply:
(1)	Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

(2)	To interests traditionally underwritten as Inland Marine and/or Stock and/or Contents written on a Blanket basis.

(3)	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B(1).

(4)	To risks as follows:

Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builder’s Risks on the classes of risks specified in this subsection (4) only.

TOTAL INSURED VALUE EXCLUSION CLAUSE
It is the mutual intention of the parties to exclude risks, other than Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (except Railroad schedules) and Builders Risk on the above classes where, at the time of the cession, the Total Insured Value over all interests exceeds $500,000,000. However, the Company shall be protected hereunder, subject to the other terms and conditions of this Agreement, if subsequently to cession being made the Company becomes acquainted with the true facts of the case and discovers that the mutual intention has been inadvertently breached, the Company shall at the first opportunity, and certainly by next anniversary of the original policy, exclude the risk in question.
It is agreed that this mutual intention does not apply to Contingent Business Interruption or to interest traditionally underwritten as Inland Marine or to Stock and/or Contents written on a blanket basis except where the Company is aware that the Total Insured Value of $500,000,000 is already exceeded for buildings, machinery, equipment and direct use and occupancy at the key location.
It is understood and agreed that this Clause shall not apply hereunder where the Company writes 100% of the risk.
Notwithstanding anything contained herein to the contrary, it is the mutual intention of the parties in respect of bridges and tunnels to exclude such risks where the Total Insured Value over all interests exceeds $500,000,000.

NUCLEAR INCIDENT EXCLUSION CLAUSE — PHYSICAL DAMAGE — REINSURANCE — U.S.A.
N.M.A. 1119
1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph 1, of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph 2. III. above using substantial quantities of radioactive isotopes or other products of nuclear fission.
3.	Without in any way restricting the operation of paragraphs 1. and 2. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:
(a)	where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st January, 1960, this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.
4.	Without in any way restricting the operation of paragraphs 1., 2. and 3. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.
5.	It is understood and agreed this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.
6.	The term “special nuclear material” shall have the meaning given to it by the Atomic Energy Act of 1954 or by any law amendatory thereof.
7. Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.
NOTE: — Without in any way restricting the operation of paragraph 1. hereof, it is understood and agreed that
(a)	all policies issued by the Reassured on or before 31st December, 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

(b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st December, 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
N.M.A. 1119

NUCLEAR INCIDENT EXCLUSION CLAUSE — PHYSICAL DAMAGE — REINSURANCE — CANADA
N.M.A. 1980
1.	This Agreement does not cover any loss or liability accruing to the Company directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.
2.	Without in any way restricting the operation of paragraph 1. of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
a.	Nuclear reactor power plants including all auxiliary property on the site, or

b.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

c.	Installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

d.	Installations other than those listed in c. above using substantial quantities of radioactive isotopes or other products of nuclear fission.
3.	Without in any way restricting the operation of paragraphs 1. and 2. of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:
a.	where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

b.	where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.
4.	Without in any way restricting the operation of paragraphs 1., 2. and 3. of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.
5.	This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.
6.	The term “prescribed substances” shall have the meaning given to it by the Atomic Energy Control Act R.S.C. 1974 or by any law amendatory thereof.
7.	Company to be sole judge of what constitutes:
a.	substantial quantities, and

b.	the extent of installation, plant or site.
8.	Without in any way restricting the operation of paragraphs 1., 2., 3. and 4. of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, caused by any nuclear incident as defined in The Nuclear Liability Act, nuclear explosion or contamination by radioactive material.
NOTE: Without in any way restricting the operation of paragraphs 1., 2., 3. and 4. of this clause, paragraph 8. of this clause shall apply to all original contracts of the Company whether new, renewal or replacement which become effective on or after December 31, 1984.
N.M.A. 1980

NUCLEAR INCIDENT EXCLUSION CLAUSE — REINSURANCE — NO. 4
1.	This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2.	Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, — Liability, — Physical Damage, — Boiler and Machinery and paragraph 1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or contracts of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

TERRORISM EXCLUSION CLAUSE — REINSURANCE (PROPERTY)
Notwithstanding any provision to the contrary within this Agreement or any endorsement thereto, this reinsurance Agreement does not cover any loss, damage or expense of whatsoever nature directly or indirectly caused by, resulting from, arising out of or in connection with any act of terrorism, regardless of any other cause contributing concurrently or in any other sequence to the loss, damage or expense.
For the purpose of this exclusion, terrorism means any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure, directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof or (b) intimidating, coercing or putting in fear a civilian population or section thereof.
In any action suit or other proceedings where the reinsurer alleges that by reason of this exclusion a loss, damage or expense is not covered by this reinsurance Agreement, the burden of proving that such loss, damage or expense is covered shall be upon the reinsured.

INTEREST AND LIABILITIES CONTRACT
(hereinafter referred to as the “Contract”)
to the
PROPERTY PER RISK EXCESS OF LOSS
REINSURANCE AGREEMENT
No. LMPpR—2005
(hereinafter referred to as the “Agreement”)
between
PEERLESS INSURANCE COMPANY
(Liberty RAM)
Keene, New Hampshire
(hereinafter referred to as the “Company”)
and
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
(hereinafter referred to as the “Subscribing Reinsurer”)
It is understood and agreed that as respects policies in force at 12:01 a.m., Local Standard Time, January 1, 2005, and new and renewal policies becoming effective on and after said date, the Subscribing Reinsurer shall have the following shares in the interests and liabilities of all reinsurers participating in the attached Agreement entitled:
PROPERTY PER RISK EXCESS OF LOSS
REINSURANCE AGREEMENT
LMPpR — 2005

Exhibit	Share
Exhibit A — First Excess of Loss Cover
Indiana Schools	00.0%
All Other	50.0%

Exhibit B — School Excess of Loss Cover
Indiana Schools	00.0%
All Other	50.0%
LMPpR—2005
Interest & Liabilities Contract page 1

IN WITNESS WHEREOF, the parities hereto have caused this Endorsement to be executed in duplicate, by their duly authorized representatives as of the following dates:
In Keene, New Hampshire, this 19th day of August, 2005.

ATTEST:	PEERLESS INSURANCE COMPANY

/s/	/s/

VP— Claims	A.V.P— Risk Management
And in Boston, Massachusetts, this 23rd day of August, 2005.

ATTEST:	LIBERTY MUTUAL INSURANCE COMPANY

/s/	/s/

Member of Management	Member of Senior Management
LMPpR — 2005
Interest & Liabilities Contract page 2